Exhibit 10.13

THIS NOTE AND THE COMMON STOCK REFERENCED HEREIN HAVE NOT BEEN REGISTERED WITH OR APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY AND ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).

THE SALE, ASSIGNMENT, CONVEYANCE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS NOTE OR THE UNDERLYING COMMON STOCK TO U.S. PERSONS, AS DEFINED IN RULE 902(k) PROMULGATED UNDER THE SECURITIES ACT, IS PROHIBITED EXCEPT (1) PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

APPLIED DNA SCIENCES, INC.

July 15, 2010	$225,000

10% SECURED CONVERTIBLE PROMISSORY NOTE

Applied DNA Sciences, Inc., a Delaware corporation (the “Company”), for value received, hereby promises to pay to James A. Hayward (the “Holder,” which term shall in every instance refer to any owner or holder of this Note) at  ______________________________________________, or at any other place that the Holder may designate in writing to the Company, on  January 31, 2012 (the “Maturity Date”), subject to Section 3 hereof, the principal sum of TWO HUNDRED TWENTY-FIVE THOUSAND AND NO/100 DOLLARS ($225,000.00) and to pay interest on the outstanding principal sum hereof at the rate of ten percent (10%) per annum.  Subject to the conversion of the principal and accrued and unpaid interest into shares of common stock of the Company, par value $0.001 per share (“Common Stock”), pursuant to Section 3 hereof, payment on account of principal and interest shall be due and payable on the Maturity Date to the Holder hereof at the address of the Holder on file with the Company or at such other place as the Holder shall have notified the Company in writing at least five (5) days before the Maturity Date, provided that any payment otherwise due on a Saturday, Sunday or legal bank holiday may be paid on the following business day.

This Note is secured by a security interest in all the assets of the Company as set forth in Section 4 hereof (the “Security Agreement”).  Reference herein to the Security Agreement shall in no way impair the absolute and unconditional obligation of the Company to pay both principal and interest hereon as provided herein.

The rights and remedies of the Holder hereunder are subject to the terms and conditions of the Security Agreement and the provisions of the Uniform Commercial Code as enacted in the State of Delaware including, without limitation, powers with respect to the enforceability and collectability of all amounts due hereunder.  Reference to the Uniform Commercial Code of the State of Delaware is made for a complete description of the rights, powers and obligations of the Holder.

1.   Transfers of Note to Comply with the Securities Act

THE HOLDER AGREES THAT THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTE MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (1) PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION THEREFROM.

2.   Prepayment; Repayment Upon Consolidation or Merger

(a)   The principal amount of this Note may be prepaid by the Company, in whole or in part, on three days prior written notice without premium or penalty, at any time.  Upon any prepayment of the entire principal amount of this Note, all accrued, but unpaid, interest shall be paid to the Holder on the date of prepayment.  The date upon which the Company prepays the principal plus all accrued and unpaid interest due on this Note shall be hereinafter referred to as the “prepayment date.”

(b)   This Note shall be paid in full, without premium, in the event the Company consolidates or merges with another corporation, unless (i) the Company shall be the surviving corporation in such consolidation or merger or (ii) the other corporation controls, is under common control with or is controlled by the Company immediately prior to the consolidation or merger whether or not the Company shall be the surviving corporation in such consolidation or merger, in which event this Note shall remain outstanding as an obligation of the consolidated or surviving corporation.

3.   Conversion of Note

(a)   This Note and any accrued and unpaid interest hereon shall automatically convert upon the earlier of (a) the Maturity Date or (b) the closing of a Qualified Financing into (i) in the case of the Maturity Date, fully paid and non-assessable shares of Common Stock of the Company, at a price of $0.038866151 per share, which is equal to 80% of the average volume weighted average price of the Common Stock for the ten trading days prior to June 4, 2010 (the “Automatic Conversion Price”) or (ii) in the case of a closing of a Qualified Financing, validly issued shares of Qualified Financing Securities at a conversion price equal to 80% of the purchase price paid by the investors in the Qualified Financing, subject to adjustment for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period (the “Automatic Conversion Price”).  For purposes of this Section 3(a), a “Qualified Financing” means the issuance and sale by the Company, its subsidiaries or any of their affiliates of equity or debt securities (“Qualified Financing Securities”) in a single transaction that results in gross proceeds of at least $10,000,000.

(b)   The Holder shall have the right at any time on or prior to the earlier of (a) the Maturity Date or (b) the closing of a Qualified Financing to convert all or any part of the entirety of the principal and accrued but unpaid interest then outstanding under this Note into that number of fully paid and non-assessable shares of Common Stock at a price equal to the greater of (i) 50% of the average volume weighted average price of the Common Stock for the ten trading days prior to the date the Company receives the written notice of conversion, rounded up to the nearest whole share, and (ii) the Automatic Conversion Price.

4.   Security Agreement.

(a)   In order to secure the obligations of the Company under this Note, the Company hereby grants a continuing security interest in all of the personal property of the Company and its wholly-owned subsidiary, APDN (B.V.I.) Inc., wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible (collectively, the “Collateral”), including, without limitation, the following:

(i)   all Accounts;

(ii)   all Chattel Paper (whether tangible or electronic);

(iii)          Commercial Tort Claims specified on Exhibit A hereto;

(iv)          all Deposit Accounts, all cash and other property from time to time deposited therein and the monies and property in the possession or under the control of the Lenders or any affiliate, representative, agent or correspondent of the Lenders;

(v)   all Documents;

(vi)          all Equipment;

(vii)         all Fixtures;

(viii)        all General Intangibles (including, without limitation, all Payment Intangibles);

(ix)           all Goods

(x)   all Instruments (including, without limitation, Promissory Notes and each certificated Security);

(xi)   all Inventory;

(xii)          all Investment Property;

(xiii)         all Copyrights, Patents and Trademarks, and all Licenses;

(xiv)        all Letter-of-Credit Rights;

(xv)         all Supporting Obligations;

(xvi)        all other tangible and intangible personal property of the Debtor (whether or not subject to the Code), including, without limitation, all bank and other accounts and all cash and all investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of the Debtor described in the preceding clauses of this Section 4 (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by the Debtor in respect of any of the items listed above), and all books, correspondence, files and other Records, including, without limitation, all tapes, desks, cards, Software, data and computer programs in the possession or under the control of the Debtor or any other Person from time to time acting for the Debtor to the extent of the Debtor’s rights therein, that at any time evidence or contain information relating to any of the property described in the preceding clauses of this Section 4 or are otherwise necessary or helpful in the collection or realization thereof; and

(xvii)       all Proceeds, including all cash Proceeds and non-cash Proceeds, and products of any and all of the foregoing Collateral;

in each case howsoever the Debtor’s interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

(b)   This security interest is pari passu with the security interests granted to the holders of secured promissory notes of the Company previously issued by the Company aggregating $2,700,000 in principal amount that have not been converted pursuant to their terms as of the date hereof (the “Prior Notes”).  Upon the automatic conversion (or earlier payment) of the Prior Notes, all of the Company’s obligations will be discharged, including the termination of the noteholders’ security interest in the Company’s assets.  The Company may issue debt in addition to this Note that may be secured by a security interest in all of the Company’s assets, which would be pari passu to the security interest granted to the holders of this Note and the Prior Notes.

(c)   For purposes of this Section 4, all terms which are defined in Article 8 or 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the “Code”), and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

(d)   As used in this Section 4, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

(i)   “Copyright Licenses” means all licenses, contracts or other agreements, whether written or oral, naming the Debtor as licensee or licensor and providing for the grant of any right to use or sell any works covered by any copyright (including, without limitation, all Copyright Licenses set forth in Exhibit B hereto).

(ii)   “Copyrights” means all domestic and foreign copyrights, whether registered or not, including, without limitation, all copyright rights throughout the universe (whether now or hereafter arising) in any and all media (whether now or hereafter developed), in and to all original works of authorship fixed in any tangible medium of expression, acquired or used by the Debtor (including, without limitation, all copyrights described in Exhibit B hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Copyright Office or in any similar office or agency of the United States or any other country or any political subdivision thereof), and all reissues, divisions, continuations, continuations in part and extensions or renewals thereof.

(iii)          “Intellectual Property” means the Copyrights, Trademarks and Patents.

(iv)          “Licenses” means the Copyright Licenses, the Trademark Licenses and the Patent Licenses.

(v)           “Lien” means any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights).

(vi)          “Patent Licenses” means all licenses, contracts or other agreements, whether written or oral, naming the Debtor as licensee or licensor and providing for the grant of any right to manufacture, use or sell any invention covered by any Patent (including, without limitation, all Patent Licenses set forth in Exhibit B hereto).

(vii)         “Patents” means all domestic and foreign letters patent, design patents, utility patents, industrial designs, inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how, formulae, rights of publicity and other general intangibles of like nature, now existing or hereafter acquired (including, without limitation, all domestic and foreign letters patent, design patents, utility patents, industrial designs, inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how and formulae described in Exhibit B hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office, or in any similar office or agency of the United States or any other country or any political subdivision thereof), and all reissues, divisions, continuations, continuations in part and extensions or renewals thereof.

(viii)        “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(ix)           “Trademark Licenses” means all licenses, contracts or other agreements, whether written or oral, naming the Debtor as licensor or licensee and providing for the grant of any right concerning any Trademark, together with any goodwill connected with and symbolized by any such trademark licenses, contracts or agreements and the right to prepare for sale or lease and sell or lease any and all Inventory now or hereafter owned by the Debtor and now or hereafter covered by such licenses (including, without limitation, all Trademark Licenses described in Exhibit B hereto).

(x)           “Trademarks” means all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, business names, d/b/a’s, Internet domain names, trade styles, designs, logos and other source or business identifiers and all general intangibles of like nature, now or hereafter owned, adopted, acquired or used by the Debtor (including, without limitation, all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, business names, d/b/a’s, Internet domain names, trade styles, designs, logos and other source or business identifiers described in Exhibit B hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof), and all reissues, extensions or renewals thereof, together with all goodwill of the business symbolized by such marks and all customer lists, formulae and other Records of the Debtor relating to the distribution of products and services in connection with which any of such marks are used.

5.   Events of Default and Remedies

(a)   Any one or more of the following events (each an “Event of Default”) which shall have occurred and be continuing shall constitute an event of default:

(i)   A default in the payment of the principal or accrued interest on this Note or upon any other indebtedness of the Company after the date hereof that is greater than $100,000, as and when the same shall become due, whether by default or otherwise, which default shall have continued for a period of five (5) business days; or

(ii)   Any representation or warranty made by the Company or any officer of the Company in this Note, or in any agreement, report, certificate or other document delivered to the Holder pursuant to the Notes shall have been incorrect in any material respect when made which shall not have been remedied ten (10) days after written notice thereof shall have been given by the Holder; or

(iii)          The Company or any subsidiary (A) shall institute any proceeding or voluntary case seeking to adjudicate it bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of any order for relief or the appointment of a receiver, trustee, custodian or other similar official for such the Company or any subsidiary or for any substantial part of its property, or shall consent to the commencement against it of such a proceeding or case, or shall file an answer in any such case or proceeding commenced against it consenting to or acquiescing in the commencement of such case or proceeding, or shall consent to or acquiesce in the appointment of such a receiver, trustee, custodian or similar official; (B) shall be unable to pay its debts as such debts become due, or shall admit in writing its inability to apply its debts generally; (C) shall make a general assignment for the benefit of creditors; or (D) shall take any action to authorize or effect any of the actions set forth above in this subsection 5(a)(iii); or

(iv)          Any proceeding shall be instituted against the Company seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for the Company or for any substantial part of its property, and either such proceeding shall not have been dismissed or shall not have been stayed for a period of sixty (60) days or any of the actions sought in such proceeding (including, without limitation, the entry of any order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur; or

(v)   One or more final judgments, arbitration awards or orders for the payment of money in excess of $1,000,000 in the aggregate shall be rendered against the Company, which judgment remains unsatisfied for thirty (30) days after the date of such entry.

(vi)          Delisting of the Common Stock from the principal market or exchange on which the Common Stock is listed for trading; the Company’s failure to comply with the conditions for listing; or notification that the Company is not in compliance with the conditions for such continued listing.

(vii)         The issuance of an SEC stop trade order or an order suspending trading of the Common Stock from the principal market or exchange on which the Common Stock is listed for trading for longer than five (5) trading days.

(viii)        The failure by the Company to issue shares of Common Stock to the Holder upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, or the failure to transfer or cause its transfer agent to transfer (electronically or in certificated form) any certificate for shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, or the failure to remove any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, and any such failure shall continue uncured for ten (10) days after the Company shall have been notified thereof in writing by the Holder;

(ix)   Except as permitted herein, the Company shall encumber or hypothecate the collateral subject to the Security Agreement to any party;

(b)   In the event of and immediately upon the occurrence of an Event of Default, the Note shall become immediately due and payable without any action by the Holder and the Note shall bear interest until paid at the rate of ten percent (10%) per annum. If an Event of Default occurs and is continuing, Holder may pursue any available remedy to collect the payment of all amounts due under the Note or to enforce the performance of any provision of the Note. No waiver of any default under the Note shall be construed as a waiver of any subsequent default, and the failure to exercise any right or remedy thereunder shall not waive the right to exercise such right or remedy thereafter.

(c)   The Company covenants that in case the principal of, and accrued interest on, the Note becomes due and payable by declaration or otherwise, then the Company will pay in cash to the Holder of this Note, the whole amount that then shall have become due and payable on this Note for principal or interest, as the case may be, and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable fees and disbursements of the Holder’s legal counsel. In case the Company shall fail forthwith to pay such amount, the Holder may commence an action or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree against Company or other obligor upon this Note, wherever situated, the monies adjudicated or decreed to be payable.

(d)   The Company agrees that it shall give notice to the Holder at its registered address by facsimile, confirmed by certified mail, of the occurrence of any Event of Default within ten (10) days after such Event of Default shall have occurred.

6.   Unconditional Obligation; Fees, Waivers, Other

(a)   The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever.

(b)   If, following the occurrence of an Event of Default, Holder shall seek to enforce the collection of any amount of principal of and/or interest on this Note, there shall be immediately due and payable from the Company, in addition to the then unpaid principal of, and accrued unpaid interest on, this Note, all costs and expenses incurred by Holder in connection therewith, including, without limitation, reasonable attorneys’ fees and disbursements.

(c)   No forbearance, indulgence, delay or failure to exercise any right or remedy with respect to this Note shall operate as a waiver or as an acquiescence in any default, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

(d)   This Note may not be modified or discharged (other than by payment or conversion) except by a writing duly executed by the Company and Holder.

(e)   Holder hereby expressly waives demand and presentment for payment, notice of nonpayment, notice of dishonor, protest, notice of protest, bringing of suit, and diligence in taking any action to collect amounts called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest or property at any and all times which the Company had or is existing as security for any amount called for hereunder.

7.   Miscellaneous

(a)   The headings of the various paragraphs of this Note are for convenience of reference only and shall in no way modify any of the terms or provisions of this Note.

(b)   This Note has been issued by the Company pursuant to authorization of the Board of Directors of the Company.

All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or sent by registered or certified mail (return receipt requested, postage prepaid), facsimile transmission or overnight courier to the Holder at the address in the records of the Company, to the Company at 25 Health Sciences Dr., Stony Brook, New York 11790 or at such other address as the intended recipient shall have hereafter given to the other party hereto pursuant to the provisions of this Note.

(c)   The Company may consider and treat the entity in whose name this Note shall be registered as the absolute owner thereof for all purposes whatsoever (whether or not this Note shall be overdue) and the Company shall not be affected by any notice to the contrary. Subject to the limitations herein stated, the registered owner of this Note shall have the right to transfer this Note by assignment, and the transferee thereof shall, upon his registration as owner of this Note, become vested with all the powers and rights of the transferor. Registration of any new owners shall take place upon presentation of this Note to the Company at its principal offices, together with a duly authenticated assignment. In case of transfer by operation of law, the transferee agrees to notify the Company of such transfer and of his address, and to submit appropriate evidence regarding the transfer so that this Note may be registered in the name of the transferee. This Note is transferable only on the books of the Company by the holder hereof, in person or by attorney, on the surrender hereof, duly endorsed. Communications sent to any registered owner shall be effective as against all holders or transferees of the Note not registered at the time of sending the communication.

(d)   Payments of principal and interest shall be made as specified above to the registered owner of this Note. No interest shall be due on this Note for such period of time that may elapse between the maturity of this Note and its presentation for payment.

(e)   The Holder shall not, by virtue, hereof, be entitled to any rights of a shareholder in the Company, whether at law or in equity, and the rights of the Holder are limited to those expressed in this Note.

(f)   Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Note, if mutilated, the Company shall execute and deliver a new Note of like tenor and date.

(g)   Except as otherwise provided herein, this Note shall be construed and enforced in accordance with the laws of the State of New York, without giving effect to the conflicts of law principles thereof or the actual domiciles of the parties. The Company and the Holder hereby consent to the jurisdiction of the Courts of the State of New York and the United States District Courts situated therein in connection with any action concerning the provisions of this Note instituted by the Holder against the Company.

(h)   The Company and the Holder(i) agree that any legal suit, action or proceeding arising out of or relating to this Note shall be instituted exclusively in the New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York, (ii) waive any objection which the Holder or the Company may have now or hereafter based upon forum non conveniens or to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The Holder and the Company further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York and agree that service of process upon the Company, mailed by certified mail to the Company’s address, will be deemed in every respect effective service of process, in any suit, action or proceeding. FURTHER, THE HOLDER AND THE COMPANY HEREBY WAIVE TRIAL BY JURY IN ANY ACTION TO ENFORCE THIS NOTE AND IN CONNECTION WITH ANY DEFENSE, COUNTERCLAIM OR CROSS CLAIM ASSERTED IN ANY SUCH ACTION.

(i)   No recourse shall be had for the payment of the principal or interest of this Note against any incorporator or any past, present or future stockholder officer, director, agent or attorney of the Company, or of any successor corporation, either directly or through the Company or any successor corporation, otherwise, all such liability of the incorporators, stockholders, officers, directors, attorneys and agents being waived, released and surrendered by the Holder hereof by the acceptance of this Note.

(j)   This Note shall bind the Company and its successors and assigns.

THIS SPACE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this 10% Secured Convertible Promissory Note as of the day and year first above written.

APPLIED DNA SCIENCES, INC.

By:	/s/ Kurt H. Jensen
Name: Kurt H. Jensen
Title: Chief Financial Officer